UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2021

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders

The final results of the matters submitted to a vote of stockholders at the annual meeting of stockholders of The Bancorp, Inc. (the "Company") held on May 19, 2021 (the "Annual Meeting") are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2022 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	Votes for	Votes against	Abstentions
Daniel G. Cohen	26,678,373	22,906,606	8,647
Damian Kozlowski	48,200,179	1,226,490	166,957
Walter T. Beach	46,299,302	3,127,669	166,655
Michael J. Bradley	46,923,937	2,663,034	6,655
John C. Chrystal	47,718,381	1,708,894	166,351
Matthew Cohn	46,318,030	3,108,949	166,647
John Eggemeyer	48,526,721	899,658	167,247
Hersh Kozlov	42,586,756	6,999,615	7,255
William H. Lamb	46,308,164	3,119,005	166,457
James J. McEntee, III	46,776,183	2,650,978	166,465
Daniela A. Mielke	48,885,841	701,141	6,644
Stephanie B. Mudick	48,885,895	701,084	6,647
Mei-Mei Tuan	47,842,519	1,743,760	7,347

All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 2,716,602.

Item No. 2: The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, by the votes set forth below.

Votes for	Votes against	Abstentions
45,816,373	3,694,296	82,957

There were 2,716,602 broker non-votes on this proposal.

Item No. 3: The stockholders approved the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year, by the votes set forth below.

Votes for	Votes against	Abstentions
50,988,934	1,319,906	1,388

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bancorp, Inc.

Date: May 19, 2021	By:	/s/Paul Frenkiel
Paul Frenkiel
Chief Financial Officer and Secretary